SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                  FORM 8-K/A-2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: April 1, 1998
           (Amending Form 8-K/A-1 filed on June 16, 1998 which amended
                        Form 8-K filed on April 14, 1998)

                            ABLE TELCOM HOLDING CORP.
               (Exact name of registrant as specified in charter)

           FLORIDA                    0-21986                  65-0013218
(State or other jurisdiction        (Commission              (IRS employer
         of incorporation)          file number)            identification no.)

      1601 FORUM PLACE, SUITE 1110, WEST PALM BEACH, FLORIDA       33401
            (Address of principal executive offices)             (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (561) 688-0400

                                EXPLANATORY NOTE

     We have included the following amendments to Able Telecom Holding Corp.'s Form 8-K/A-1 filed on June 16, 1998, with respect to the Company's acquisition of Patton Management Corporation ("Patton"):

     /bullet/ We have amended certain pro forma financial information.

     /bullet/ We have amended the consent of Patton's independent public accountants contained in Exhibit 23.1.

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K/A-2:

  (A)    FINANCIAL STATEMENTS.

         Consolidated Financial Statements of Patton Management Corporation and
         Subsidiaries:

            Report of Independent Public Accountants

            Consolidated Balance Sheet as of March 31, 1998

            Consolidated Statement of Operations for the Year Ended March 31,
            1998

            Consolidated Statement of Shareholders' Equity (Deficit) for the Year Ended March 31, 1998

            Consolidated Statement of Cash Flows for the Year ended March 31,
            1998

            Notes to Consolidated Financial Statements

  (B)    PRO FORMA FINANCIAL INFORMATION.

         Pro forma Combined Statements of Operations (Unaudited) for the Twelve Months Ended October 31, 1997

         Pro forma Combined Statements of Operations (Unaudited) for the Six Months Ended April 30, 1998


  (C)    EXHIBITS

         23.1 Consent of Independent Public Accountants

                          PATTON MANAGEMENT CORPORATION
                                AND SUBSIDIARIES

             Consolidated Financial Statements as of March 31, 1998
                                  Together With
                                Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Patton Management Corporation
and Subsidiaries:

We have audited the accompanying consolidated balance sheet of PATTON MANAGEMENT CORPORATION (a Tennessee corporation) AND SUBSIDIARIES (the "Company") as of March 31, 1998 (post-quasi reorganization) and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (post-quasi reorganization--Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patton Management Corporation and subsidiaries as of March 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN, LLP

Atlanta, Georgia
May 1, 1998


                          PATTON MANAGEMENT CORPORATION

                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                                       ASSETS

CURRENT ASSETS:
     Cash and cash equivalents (Note 1)                                    $   4,703
     Accounts receivable, net of allowance for doubtful
       accounts of $25,000                                                  3,106,509
     Related-party notes receivable (Note 4)                                1,801,732
     Costs and profits in excess of billings                                    1,051
     Inventory                                                                148,821
     Prepaid expenses and other                                                84,597
     Deferred tax assets (Note 2)                                             116,125
                                                                           ----------
               Total current assets                                         5,263,538

PROPERTY, PLANT AND EQUIPMENT, NET (NOTES 1, 3 AND 5)                       3,535,804


RELATED-PARTY NOTES RECEIVABLE (NOTE 4)                                       130,136


DEFERRED FINANCING COSTS                                                      168,472
                                                                           ----------
               Total assets                                                $9,097,950
                                                                           ==========


                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Drafts payable                                                        $   12,849
     Accounts payable, including retainage of $104,305                      3,103,339
     Accrued liabilities                                                      573,539
     Income taxes payable                                                   1,283,159
     Current maturities of notes payable and long-term debt (Note 5)        1,740,097
                                                                           ----------
               Total current liabilities                                    6,712,983
                                                                           ==========
NONCURRENT LIABILITIES:
     Long-term portion of notes payable and long-term debt (Note 5)         2,887,451
     Long-term portion of deferred income taxes (Note 2)                      396,713
                                                                           ----------
               Total noncurrent liabilities                                 3,284,164
                                                                           ----------

COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDERS' EQUITY:
    Common stock, $1 par value; 1,000 shares authorized and 56.666 shares
      issued and outstanding (Note 5)                                          10,000
     Additional paid-in capital                                             3,809,665
     Treasury stock, 50 shares, at cost                                    (2,695,778)
     Retained deficit, since April 1, 1994 (Note 1)                        (2,023,084)
                                                                           ----------
               Total shareholders' equity                                    (899,197)
                                                                           ----------
               Total liabilities and shareholders' equity                  $9,097,950
                                                                           ==========


                See notes to consolidated financial statements.

                          PATTON MANAGEMENT CORPORATION

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED MARCH 31, 1998



OPERATING REVENUES (NOTE 1)                                    $27,981,312

OPERATING EXPENSES                                              24,746,278

DEPRECIATION EXPENSE                                             1,293,098
                                                               -----------
GROSS PROFIT FROM OPERATIONS                                     1,941,936

GENERAL AND ADMINISTRATIVE EXPENSES                              2,143,718

RELATED-PARTY COMPENSATION EXPENSE (NOTE 4)                        233,072
                                                               -----------
LOSS FROM OPERATIONS                                              (434,854)

INTEREST EXPENSE (NOTES 2 AND 5)                                 1,036,956

OTHER INCOME, NET                                                 (307,364)
                                                               -----------
LOSS BEFORE BENEFIT FOR INCOME TAXES                            (1,164,446)

BENEFIT FOR INCOME TAXES                                           (97,596)
                                                               -----------
NET LOSS                                                       $(1,066,850)
                                                               ===========

                 See notes to consolidated financial statements.


                          PATTON MANAGEMENT CORPORATION

                                AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                        FOR THE YEAR ENDED MARCH 31, 1998

                                                 ADDITIONAL                     UNREALIZED
                                    COMMON         PAID-IN        TREASURY        HOLDING        RETAINED
                                     STOCK         CAPITAL         STOCK        (LOSS) GAIN      DEFICIT              TOTAL
                                    ------       ----------       --------      -----------      --------             -----
BALANCE, MARCH 29, 1997            $10,000       $3,809,665    $(2,695,778)        $(12,518)  $  (956,234)        $ 155,135
    Net loss                             0                0              0                0    (1,066,850)       (1,066,850)
    Unrealized holding gain, net         0                0              0           12,518             0            12,518
                                   -------       ----------    -----------         --------   -----------         ---------
BALANCE, MARCH 31, 1998            $10,000       $3,809,665    $(2,695,778)        $      0   $(2,023,084)        $(899,197)
                                   =======       ==========    ===========         ========   ===========         =========



                 See notes to consolidated financial statements.


                          PATTON MANAGEMENT CORPORATION

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                              $(1,066,850)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
          Depreciation                                                      1,293,098
          Amortization                                                        229,426
          Deferred income taxes                                              (148,439)
          Minority interest in subsidiaries' earnings                          (4,524)
          Loss on sale of interest in Comquest                                 26,703
          Gain on sale of assets                                             (354,403)
          Loss on sale of marketable securities                                13,753
          Changes in assets and liabilities:

          Accounts receivable                                                (150,660)
          Costs and profits in excess of billings                             257,155
          Accounts payable                                                    328,512
          Accrued liabilities                                                 225,724
          Notes receivable                                                   (136,111)
          Other current assets                                                153,577
          Other, net                                                           22,883
                                                                         ------------
                 Net cash provided by operating activities                    689,844
                                                                         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures, net                                                (200,886)
    Proceeds from sale of assets                                              541,102
    Sale of marketable securities, net                                         87,266
    Payments received on note from sale of interest in subsidiary              19,864
                                                                         ------------
                 Net cash provided by investing activities                    447,346
                                                                         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of notes payable and long-term debt                               46,000
    Principal payments on notes payable and long-term debt                 (1,533,467)
                                                                         ------------
                 Net cash used in financing activities                     (1,487,467)
                                                                         ------------
NET DECREASE IN CASH                                                         (350,277)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                  354,980
                                                                         ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                   $      4,703
                                                                         ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Cash paid during the year for interest                               $    653,970
                                                                         ============

    Cash paid during the year for income taxes                           $     79,992
                                                                         ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

          Purchase of equipment under long-term financing agreements     $    202,142
                                                                         ============

          Note receivable for sale of interest in Comquest               $    225,000
                                                                         ============


                 See notes to consolidated financial statements.

                          PATTON MANAGEMENT CORPORATION

                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Patton Management Corporation ("PMC" or the "Company") is a holding company formed in September 1993 which owns subsidiaries that primarily engage in underground utility construction. Construction is performed under multi-year service contracts containing unit price and unit price modified for incentive and penalty provision contracts.

PMC manages the activities of its wholly owned subsidiaries, Wright & Lopez, Inc. ("Wright & Lopez") and Black Industries, Inc. ("Black"). Wright & Lopez was acquired by PMC on October 8, 1993 and has three wholly owned subsidiaries:
Wright & Lopez of Alabama, Inc. ("Alabama"), Power Utilities Contractors, Inc. (inactive), and Wright & Lopez of Florida, Inc. (inactive). The Company also purchased all of the outstanding stock of Black and an inactive subsidiary, Inland Air Lines, Inc., on May 31, 1995. In addition, PMC owns 100% of Pressure Concrete Construction Company ("Pressure Concrete"), which ceased operations in 1993.

Comquest, LLC ("Comquest"), a majority-owned subsidiary, was formed in March 1995. The Company owned 90% of Comquest until April 1, 1997 when that ownership was reduced to 51%. On August 31, 1997, the 51% interest was sold to the minority shareholders for a $225,000 promissory note (Note 4). As a result, the consolidated statement of operations for the year ended March 31, 1998 includes the operations of Comquest for the period from March 30, 1997 through August 31, 1997.

The Company also owned 100% of an inactive subsidiary, Tower Erection and Maintenance Company, Inc. which was merged into the Company on December 31, 1997. There was no activity in this company for the current fiscal year.

Management believes that its ongoing operations will continue to generate operating profit for the Company.

FISCAL YEAR

In 1998, the Company changed its fiscal year-end to a calendar month ending March 31, 1998. Previously, the Company's fiscal year-end was a 52-/53-week year ending on the Saturday closest to March 31 of each year.

QUASI REORGANIZATION

In 1994, the Company underwent a quasi-reorganization as a result of the Company completing significant changes to its operations. To effect this transaction, the Company wrote off the remaining amount of negative goodwill relating to the acquisition of Wright & Lopez and Pressure Concrete and eliminated the retained deficit.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all of its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

PRESENTATION

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents and investments with an original maturity of 90 days or less are stated at cost, which approximates fair value.

PROPERTY, PLANT AND EQUIPMENT

Expenditures for repairs and maintenance are expensed as incurred. Improvements that extend the useful lives of the assets are capitalized in accordance with Company policy. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method of depreciation. The estimated useful lives of the depreciable assets are as follows:

   Buildings and improvements                 15 years
   Machinery and equipment                    5 to 8 years
   Furniture and fixtures                     5 to 10 years
   Automobiles and trucks                     3 to 8 years

INSURANCE RESERVES AND ACCRUALS

Under the Company's insurance programs, coverage is obtained for significant liability limits as well as those risks required to be insured by law or contract. Included in the Company's insurance programs is a workers' compensation insurance policy under which premiums are based on a guaranteed cost.

The Company is self-funded for employee health insurance up to $33,000 per individual claim with an aggregate stop-loss amount based on the number of plan participants.

Claims in excess of this stop-loss amount will be paid by a reinsurer. The Company funds its health insurance as needed. For the year ended March 31, 1998, the Company paid claims totaling approximately $142,000.

REVENUE RECOGNITION

Revenues and expenses from unit price contracts are recognized as the work is performed.

The Company's revenues are derived from multiple contracts with various customers. For the year ended March 31, 1998, the percentage of revenues from the Company's major customers in comparison to consolidated revenues are as follows:

   BellSouth Telecommunications, Inc.       43%
   ALLTEL Georgia, Inc.                     23
   Sprint Midatlantic Telecom               17


2. INCOME TAXES

The Company accounts for income taxes under Statements of Financial Accounting Standards No. 109 ("SFAS No. 109"), "ACCOUNTING FOR INCOME TAXES." SFAS No. 109 requires that deferred tax assets and liabilities be recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts.

Components of the net deferred tax liability included in the consolidated balance sheet as of March 31, 1998 are as follows:

Current deferred tax assets (liabilities):

    Accrued liabilities not currently deductible         $   27,740
    Accounts receivable                                       9,500
    Other                                                     5,928
    Net operating loss                                      194,937
    Valuation allowance                                    (121,980)
                                                            116,125

Noncurrent deferred tax assets (liabilities):

    Accrued liabilities not currently deductible             10,435
    Property basis differences                             (407,148)

Net deferred tax liability                               $ (280,588)

The Company has net operating loss carryforwards in the current year of approximately $513,000 which may be carried back or utilized against future taxable income until 2013. In the event of a change in control of the Company, limitations to the availability of the net operating loss carryforwards at March 31, 1998 may apply.

The income tax benefit at March 31, 1998 consists of the following:

   Current provision                      $  50,842
   Deferred (benefit)                      (307,191)
   Change in valuation allowances           121,980
   Other                                     36,773
                                          $ (97,596)

The Company underwent an Internal Revenue Service ("IRS") examination which was settled during the year ended March 31, 1998. This resulted in an amount payable to the IRS and various state tax authorities of approximately $1,300,000, of which approximately $260,000 is reflected in the consolidated statement of operations as interest charges during the current year. The payable is the result of certain adjustments related to both the former and current majority shareholders' payables to the Company and is included in current liabilities in the consolidated balance sheet as of March 31, 1998. Subsequent to year-end, the amount payable to the IRS was paid.


3. PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment at March 31, 1998 are as follows:

  Land and improvements                   $   502,947
  Buildings and improvements                  383,258
  Machinery and equipment                   5,312,210
  Automobiles and trucks                    2,936,849
  Furniture and fixtures                      178,645
  Construction in progress                     36,720
                                            9,350,629

  Less accumulated depreciation            (5,814,825)
                                          $ 3,535,804

4. RELATED-PARTY TRANSACTIONS

At March 31, 1998, the Company has an interest-bearing note receivable from the majority owner of the Company in the amount of $1,726,732, which is classified as a current asset on the consolidated balance sheet. This amount was repaid subsequent to year-end in connection with the purchase of the Company by Able Telcom Holding Corporation, as described in Note 8.

On September 1, 1997, in connection with the sale of the Company's interest in Comquest, the purchasers issued a $225,000 three-year promissory note to be paid quarterly based on 10% of Comquest's revenues, with any remaining amounts outstanding due at maturity. This note is also guaranteed by the new owners of Comquest. The promissory note has an interest rate of prime less 2%, adjusted on the anniversary date of the promissory note. As of March 31, 1998, approximately $20,000 of this promissory note has been paid.

The consolidated statement of operations include $233,072 of related-party compensation expense for the year ended March 31, 1998.

In addition, a manager at Alabama owns a business which performs subcontracting services for the Company. For the year ended March 31, 1998, the Company paid this subcontractor approximately $451,000 for services performed.


5. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consisted of the following at March 31, 1998:

Black promissory term note payable to Congress Financial Corporation
("Congress") at prime plus 2 1/4%, due in monthly installments of $32,500 plus
interest, through June 1999 (10.75% at March 31, 1998)                                    $   360,500

Wright & Lopez term promissory note payable to Congress at prime plus 2 1/4%, due in monthly installments of $30,741, plus interest, through June 2000 (10.75%
at March 31, 1998)
                                                                                              830,000

Wright & Lopez mortgage term promissory note payable to Congress at prime plus 2
1/4%, due in monthly installments of $7,609, plus interest, through June 2000
(10.75% at March 31, 1998)
                                                                                              205,435

Subordinated 13.5% note payable to Sirrom Capital Corporation ("Sirrom"), issued with a detachable stock warrant to purchase 12% of outstanding capital stock of the Company, due May 26, 2000, net of unamortized discount of $319,634 in 1998
                                                                                            1,580,366

Equipment debt under various capital leases, ranging from three to five years,
interest ranging from 7% to 13%                                                             1,305,247

Black borrowings under Congress revolving credit facility at prime plus 2 1/4%,
interest payable monthly (10.75% at March 31, 1998)                                           346,000
                                                                                           ----------
                                                                                            4,627,548

Less current maturities                                                                    (1,740,097)
                                                                                           ----------
                                                                                           $2,887,451
                                                                                           ==========

On May 26, 1995, the Company entered into a five-year loan agreement with Sirrom in the amount of $2,900,000, due May 26, 2000. Interest is due and payable monthly with the full principal balance payable at maturity. The Sirrom loan is principally secured by a pledge of the Company's stock, the Company's stock in certain of its subsidiaries, and other collateral. In addition, the Company entered into a stock purchase agreement with Sirrom which granted the holder of the detachable warrant a right to purchase 18% of the shares of the Company's capital stock at the date of exercise of the warrant. The agreement also provides that the percentage of shares eligible for purchase increases by 2% per year on the anniversary date of the loan agreement beginning May 26, 1997. The warrant price is $.01 per share, and the warrant is exercisable until the maturity of the loan agreement. The original value attributed to this warrant was $675,000, and was reflected as debt discount. The debt discount is being amortized into income over the life of the note payable utilizing the effective interest method. At March 31, 1998, debt discount related to the Sirrom loan agreement was $319,634. Amortization of debt discount, included in the consolidated statement of operations as a component of interest expense, amounted to $133,729 for the year ended March 31, 1998.

In December 1995, in connection with the issuance of the Congress debt, $1,000,000 in principal was repaid to Sirrom. Associated with this repayment, the warrant agreement was amended whereby the right to purchase 18% of the Company's stock was reduced from 18% to 10% in exchange for a payment in the amount of $300,000. At March 31, 1998, 12% of the Company's shares may be purchased with the detachable warrant.

The Sirrom loan agreement contains certain covenants related to the Company's operations, which include, but are not limited to, restrictions on new indebtedness, a restriction on compensation payable to the majority owner of the Company, the restriction on the declaration or payment of dividends, as well as any return of capital.

On December 13, 1995, Wright & Lopez and Black entered into loan and security agreements with Congress as well as term promissory notes in the amounts of $1,660,000 and $1,365,000, respectively, which are principally secured by certain assets of each of the companies. The loan and security agreements mature on December 13, 1998, with provisions for renewal periods of one year each at the option of the lender. Each term promissory note provides for equal monthly principal and interest payments over the term of the promissory note.

In addition to the term promissory notes, Wright & Lopez and Black also have a combined $4,000,000 revolving credit facility with Congress which provides for maximum borrowings under the agreement equal to the lesser of 80% of trade receivable balances outstanding or $4,000,000. The interest rate on the revolving credit facility is the prime rate plus 2 1/4%. At March 31, 1998, $346,000 was outstanding under this facility and was classified on the consolidated balance sheet as a current liability. The Wright & Lopez agreement also provides for a letter-of-credit facility in the amount of up to $400,000, which is included in the total amount available under the revolving credit facility of $4,000,000. The letter of credit fee is 3% of the daily outstanding balance of any letter-of-credit accommodations for the previous month. No amounts were outstanding under the letter-of-credit facility as of March 31, 1998.

The Congress loan and security agreements also provide for various covenants relating to the Company's operations, which include, but are not limited to, the maintenance of consolidated working capital, the maintenance of adjusted net worth, a limitation on any new indebtedness, and a restriction on the declaration and payment of dividends, as defined by the agreements.

On August 29, 1996, the loan and security agreements were amended and Alabama entered into a mortgage term promissory note with Congress in the amount of $350,000, which is secured by land.

Certain noncancelable equipment leases are classified as capital leases for financial reporting purposes. The leased assets are included in property, plant and equipment. Depreciation expense includes the related amortization of the leased assets.

Future maturities, by fiscal year and in the aggregate, for notes payable, capital leases and long-term debt are as follows:

Year ending March 31:

    1999                           $1,740,097
    2000                              868,996
    2001                            2,266,103
    2002                               71,986
                                   ----------
                                    4,947,182
Less debt discount                   (319,634)
                                   ----------
                                   $4,627,548
                                   ==========

At March 31, 1998, the estimated fair value of consolidated long-term debt described above approximated the carrying amount of such debt on the balance sheet. The fair value was estimated in accordance with the requirements of Statements of Financial Accounting Standards No. 107, "DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS," by comparing the rates of the debt outstanding at March 31, 1998 to those rates currently required for the Congress debt and amounts owed under the revolving credit facility and subordinated debt payable to Sirrom and outstanding capital leases.

Subsequent to year-end, Sirrom transferred its warrant to Able Telecom Holding Corporation ("Able") and the amounts payable to Congress and Sirrom were repaid as described in Note 8.

6. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

Rent expense was approximately $1,756,000 for the year ended March 31, 1998 and is included in operating expenses in the consolidated statement of operations. Future minimum lease payments required under operating leases that have initial or remaining lease terms of one year or more at March 31, 1998 are as follows:

Fiscal year ending:

    1999                               $  636,251
    2000                                  390,108
    2001                                  115,666
    2002                                    3,328
                                       ----------
                 Total                 $1,145,353
                                       ==========

LITIGATION

The Company is subject to certain legal proceedings and claims which have arisen in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the consolidated financial position or consolidated results of operations of the Company.


7. 401(K) PLAN

The Company has a 401(k) plan whereby substantially all employees are eligible to participate in the plan and may contribute up to 15% of their compensation. The plan provides for employer matching of up to a maximum of one-half of the first 4% of the employee's salary deferral, which vests ratably over three years of service. The Company's contributions to the 401(k) plan totaled approximately $70,000 for the year ended March 31, 1998.


8. SUBSEQUENT EVENT

Subsequent to year-end, shares of the Company's stock were purchased by Able. In connection with this sale of the Company's stock, the note receivable from the majority owner of the Company was repaid. In addition, Sirrom transferred its warrant for 12% of the Company to Able, and all amounts owed to Congress and Sirrom included in long-term debt discussed in Note 5 were repaid.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ABLE TELCOM HOLDING CORP.

                                                BY: /S/ JESUS G. DOMINGUEZ
                                                    ---------------------------

                                                        Jesus G. Dominguez
                                                        Chief Accounting Officer

Dated: July 24, 1998

                   ABLE TELCOM HOLDING CORP. AND SUBSIDIARIES
               PRO FORMA COMBINED STATEMENTS OF OPERATION (UNAUDITED)
                  FOR THE TWELVE MONTHS ENDED OCTOBER 31, 1997

                                                                                 PATTON
                                                             ABLE TELCOM       MANAGEMENT
                                                            HOLDING CORP.     CORPORATION
                                                                 AND              AND                         PRO FORMA
                                                             SUBSIDIARIES     SUBSIDIARIES      ADJUSTMENTS             COMBINED
                                                             ------------     ------------      -----------             --------
REVENUES                                                      $86,334,449      $30,455,991           $                 $116,790,440

COST OF REVENUES                                               68,181,391       26,375,493                              94,556,884
                                                         ----------------------------------------------------      ----------------

         GROSS PROFIT                                          18,153,058        4,080,498                              22,233,556

DEPRECIATION AND AMORTIZATION                                   4,532,248        1,245,531            63,418 (1)         5,841,197
GENERAL AND ADMINISTRATIVE EXPENSES                             8,780,430        2,415,133                              11,195,563
                                                         ----------------------------------------------------      ----------------

         OPERATING PROFIT (LOSS)                                4,840,380          419,834           (63,418)            5,196,796

INTEREST EXPENSE                                                1,565,265          775,106          (128,816)(2)         2,211,555

OTHER (INCOME) EXPENSE, NET                                      (602,173)        (172,573)          187,251 (3)          (587,495)
                                                         ----------------------------------------------------      ----------------

         INCOME (LOSS) BEFORE PROVISION (BENEFIT)
              FOR INCOME TAXES AND MINORITY INTEREST            3,877,288         (182,699)         (121,853)            3,572,736

PROVISION (BENEFIT) FOR INCOME TAXES                              727,223          134,988           (46,304)(4)           815,907
                                                         ----------------------------------------------------      ----------------

         INCOME (LOSS) BEFORE MINORITY INTEREST                 3,150,065         (317,687)          (75,549)            2,756,829

MINORITY INTEREST                                                 292,532            5,962                                 298,494
                                                         ----------------------------------------------------      ----------------

         NET INCOME (LOSS)                                      2,857,533         (323,649)          (75,549)            2,458,335

PREFERRED STOCK DIVIDEND                                          260,000                                                  260,000

DISCOUNT ATTRIBUTABLE TO BENEFICAL
         CONVERSION OF PREFERRED STOCK                          1,266,364                                                1,266,364
                                                         ----------------------------------------------------      ----------------

         NET INCOME (LOSS) APPLICABLE TO
              COMMON STOCK                                     $1,331,169        $(323,649)         $(75,549)             $931,971
                                                         ====================================================      ================

         INCOME (LOSS) PER COMMON SHARE:
              BASIC                                                 $0.16                                                    $0.11
                                                         =================                                         ================

              DILUTED                                               $0.16                                                    $0.11
                                                         =================                                         ================

         WEIGHTED AVERAGE COMMON SHARES AND
              COMMON STOCK EQUIVALENTS
              OUTSTANDING:
                  BASIC                                         8,429,733                                                8,429,733
                                                         =================                                         ================

                  DILUTED                                       8,504,972                                                8,504,972
                                                         =================                                         ================

NOTES:
  (1) Incremental depreciation related to recording property, plant and equipment acquired by the Registrant at fair market value.

  (2) Elimination of the amortization of debt discount related to debt repaid by the Registrant.

  (3) Elimination of the amortization of deferred financing costs related to debt repaid by the Registrant offset by the amortization of goodwill which relates to the goodwill recorded as part of the acquisition of the stock in Patton Management Corporation.

  (4)  Adjustment to reflect appropriate effective tax rate.

                   ABLE TELCOM HOLDING CORP. AND SUBSIDIARIES
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED APRIL 30, 1998

                                                                                    PATTON
                                                               ABLE TELCOM        MANAGEMENT
                                                              HOLDING CORP.      CORPORATION
                                                                   AND               AND                      PRO FORMA
                                                               SUBSIDIARIES      SUBSIDIARIES    ADJUSTMENTS             COMBINED
                                                               ------------      ------------    -----------             --------
REVENUES                                                        $56,819,639       $ 9,339,344     $        --           $66,158,983

COST OF REVENUES                                                 43,219,293         8,824,877              --            52,044,170
                                                           ---------------------------------------------------      ----------------

         GROSS PROFIT                                            13,600,346           514,467              --            14,114,813

DEPRECIATION AND AMORTIZATION                                     2,584,937           500,813          11,709 (1)         3,097,459
GENERAL AND ADMINISTRATIVE EXPENSES                               8,065,881           889,805              --             8,955,686
                                                           ---------------------------------------------------      ----------------

         OPERATING PROFIT (LOSS)                                  2,949,528          (876,151)        (11,709)            2,061,668

INTEREST EXPENSE                                                    786,588           573,670         (57,161)(2)         1,303,097

OTHER (INCOME) EXPENSE, NET                                        (352,123)         (365,945)         78,022 (3)          (640,046)
                                                           ---------------------------------------------------      ----------------

         INCOME (LOSS) BEFORE PROVISION (BENEFIT)
              FOR INCOME TAXES AND MINORITY INTEREST              2,515,063        (1,083,876)        (32,570)            1,398,617

PROVISION (BENEFIT) FOR INCOME TAXES                                956,758          (141,391)        (12,377)(4)           802,990
                                                           ---------------------------------------------------      ----------------

         INCOME (LOSS) BEFORE MINORITY INTEREST                   1,558,305          (942,485)        (20,193)              595,627

MINORITY INTEREST                                                   393,281                --              --               393,281
                                                           ---------------------------------------------------      ----------------

         NET INCOME (LOSS)                                        1,165,024          (942,485)        (20,193)              202,346

PREFERRED STOCK DIVIDEND                                            182,579                --              --               182,579

DISCOUNT ATTRIBUTABLE TO BENEFICAL
         CONVERSION OF PREFERRED STOCK                              104,773                --              --               104,773
                                                           ---------------------------------------------------      ----------------

         NET INCOME (LOSS) APPLICABLE TO
              COMMON STOCK                                         $877,672         $(942,485)       $(20,193)             $(85,006)
                                                           ===================================================      ================

         INCOME (LOSS) PER COMMON SHARE:
              BASIC                                                   $0.10                                                  ($0.01)
                                                           =================                                        ================

              DILUTED                                                 $0.09                                                  ($0.01)
                                                           =================                                        ================

         WEIGHTED AVERAGE COMMON SHARES AND
              COMMON STOCK EQUIVALENTS
              OUTSTANDING:
                  BASIC                                           9,192,508                                               9,192,508
                                                           =================                                        ================

                  DILUTED                                         9,271,665                                               9,271,665
                                                           =================                                        ================

NOTES:
   (1) Incremental depreciation related to recording property, plant and equipment acquired by the Registrant at fair market value.

   (2) Elimination of the amortization of debt discount related to debt repaid by the Registrant.

   (3) Elimination of the amortization of deferred financing costs related to debt repaid by the Registrant offset by the amortization of goodwill which relates to the goodwill recorded as part of the acquisition of the stock in Patton Management Corporation.

   (4)  Adjustment to reflect appropriate effective tax rate.

                            ABLE TELCOM HOLDING CORP.
                                AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     On April 1, 1998, Able Telcom Holding Corp. ("Able" or the "Registrant"), acquired all of the common stock, of Patton Management Corporation ("Patton") for a total purchase price of approximately $4.0 million, of which approximately $1.7 million was funded by the Company's revolving credit facility. The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, Business Combinations. Approximately $2.8 million in goodwill was recorded which is being amortized on a straight line basis over 20 years. In connection with the acquisition, approximately $3.6 million in long-term debt outstanding at Patton, excluding that related to capital lease obligations, was repaid in April 1998 from the Company's revolving credit facility. In connection with the acquisition, Able expects to reduce its general and administrative expenses by an estimated $1.0 million as a result of consolidating division headquarters in its telecommunications services group.

     Had the effect of this adjustment, net of taxes, been reflected in the pro forma financial information, it would have resulted in increases in the combined net income of approximately $0.6 million and $0.3 million for the year ended October 31, 1997 and the six month period ended April 30, 1998, respectively, or an increase in earnings per share of $0.07 and $0.03, respectively.

     In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements.

                                 EXHIBIT INDEX


EXHIBIT              DESCRIPTION
-------              -----------

23.1            Consent of Independent Public Accountants